                                                                  EXHIBIT 4(mm)

                              ENSERCH CORPORATION

                             OFFICER'S CERTIFICATE


     Robert S. Shapard, the Treasurer of ENSERCH Corporation (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated December 17, 1997, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of January 1, 1998 (the "Indenture") that:


1. The securities of the second series to be issued under the Indenture shall be designated "Remarketed Reset Notes due January 1, 2008" (the "Securities of the Second Series"). All capitalized terms used in this certificate which are not defined herein but are defined in Exhibit A hereto shall have the meanings set forth in Exhibit A; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2. The Securities of the Second Series shall be limited in aggregate principal amount to $125,000,000 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

     3. The Securities of the Second Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on January 1, 2008;

     4. The Securities of the Second Series shall bear interest as provided in the form of Security of the Second Series attached hereto as Exhibit
          A. Upon each Duration/Mode Determination Date, the mode, duration, Commencement Date, Interest Payment Dates, and other relevant terms for the next Subsequent Spread Period shall be determined as described in the form of Security of the Second Series attached hereto as Exhibit A.

                 Pursuant to the Remarketing Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Remarketing Agent. The Company, in its sole discretion, will appoint a Rate Agent and may change the Remarketing Agent and the Rate Agent for any Subsequent Spread Period at any time on or prior to 3:00 p.m., New York City time, on the Duration/Mode Determination Date relating thereto. The Company will deliver to the Trustee a notice of such appointment or change on or before the next Commencement Date after such appointment or change.

                 The Company shall deliver to the Trustee on or before any Commencement Date for Securities of the Second Series a notice stating the duration, redemption dates, redemption type, redemption prices (if applicable), the next Commencement Date, Interest Payment Date or Dates, interest rate mode, Spread, interest rate or rates and any other relevant terms for the applicable Subsequent Spread Period. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's notice with respect to such Subsequent Spread Period for the Securities of the Second Series.

     5. Each installment of interest on a Security of the Second Series shall be payable to the Person in whose name such Security of the Second Series is registered at the close of business on the 15th day of the calendar month next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Securities of the Second Series. Any installment of interest on the Securities of the Second Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Securities of the Second Series on such Regular Record Date, and may be paid to the Persons in whose name the Securities of the Second Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Securities of the Second Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the Second Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     6. The principal and each installment of interest on the Securities of the Second Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Securities of the Second Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices and demands to or upon the Company in respect of the Securities of the Second Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's

          Certificates, any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Securities of the Second Series;

     7. The Securities of the Second Series may not be redeemed except as contemplated in the form of the Security of the Second Series attached hereto as Exhibit A.

          Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of the Second Series or portions thereof called for redemption.

          With respect to any Make-Whole Redemption, the Company shall deliver to the Trustee before any Redemption Date for Securities of the Second Series its calculation of the Redemption Price applicable to such redemption. Except with respect to the obligations of the Trustee expressly set forth in the definitions of "Comparable Treasury Price"in Exhibit A hereto, the Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the Company's calculation of any Redemption Price of the Securities of the Second Series.

          In lieu of stating the Redemption Price for a Make-Whole Redemption, notices of redemption of Securities of the Second Series shall state substantially the following: "The Redemption Price of the Securities of the Second Series to be redeemed shall equal the greater of (i) 100% of the principal amount of such Securities of the Second Series, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the end of the applicable Subsequent Spread Period, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined in the Indenture) plus the Reinvestment Spread (as defined in the Indenture)."

          Except as provided herein, Article Four of the Indenture shall apply to redemptions of Securities of the Second Series.

     8. The Securities of the Second Series will be originally issued in global form payable to Cede & Co. and will, unless and until the Securities of the Second Series are exchanged in whole or in part for certificated Securities of the Second Series registered in the names of various beneficial holders thereof (in accordance with the conditions set forth in the legend appearing in the form of the Securities of the Second Series, attached hereto as Exhibit A), contain restrictions on transfer, substantially as described in such form;

     9. No service charge shall be made for the registration of transfer or exchange of the Securities of the Second Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     10. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of the Second Series, or any portion of the principal amount thereof, as contemplated by
          Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                 (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Securities of the Second Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section
          701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities of the Second Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                 (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Securities of the Second Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

     11. The Securities of the Second Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     12. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Securities of the Second Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     13. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     14. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with; and

     15. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Securities of the Second Series requested in the accompanying Company Order have been complied with.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate this 30th day of January, 1998.



                                                 /s/ Robert S. Shapard
                                              --------------------------------
                                                     Robert S. Shapard
                                                         Treasurer

No._______________
Cusip No. [293567 AX 1]

                                                                       EXHIBIT A

               [FORM OF FACE OF SECURITIES OF THE SECOND SERIES]



                 [(SEE LEGEND AT THE END OF THIS SECURITY FOR
             RESTRICTIONS ON TRANSFERABILITY AND CHANGE OF FORM)]

                              ENSERCH CORPORATION

                  REMARKETED RESET NOTES DUE JANUARY 1, 2008

     ENSERCH CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [Cede & Co.] or registered assigns, the principal sum of
____________________________________________________________________________
Dollars on January 1, 2008 (the Maturity Date), and to pay interest on said principal sum, on April 1, 1998 (the first Interest Payment Date), at the rate of 5.82% per annum (computed on the basis of the actual number of days elapsed over a 360-day year) until April 1, 1998 (the first Commencement Date), and thereafter as provided on the reverse hereof until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from January 30, 1998 to but excluding the first Interest Payment Date (the "Initial Interest Period" and the "Initial Spread Period"), and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. Each installment of interest on a Security of the Second Series shall be payable to the Person in whose name such Security of the Second Series is registered at the close of business on the 15th day of the calendar month next preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Securities of the Second Series. Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on the Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place .

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                         ENSERCH CORPORATION


                                         By:
                                            ------------------------------------

ATTEST:


----------------------------


                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

Dated:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK, as Trustee


                                         By:
                                            ------------------------------------
                                                      Authorized Signatory

              [FORM OF REVERSE OF SECURITY OF THE SECOND SERIES]


     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of January 1, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on January 30, 1998 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $125,000,000.

     Upon each Duration/Mode Determination Date (as defined below), the mode and other terms for the next Subsequent Spread Period (as defined below) shall be determined as described below.

     (A) FLOATING RATE MODE:

     If the Securities of the Second Series are in Floating Rate Mode, then the following shall apply:

          During the Floating Rate Mode, interest on the Securities of the Second Series for each Subsequent Spread Period will be payable either monthly, quarterly, or semi-annually, as specified by the Company on each Duration/Mode Determination Date. Unless otherwise specified on each Duration/Mode Determination Date in connection with Securities of the Second Series in the Floating Rate Mode, interest will be payable, in arrears, in the case of Securities of the Second Series which pay (i) monthly, on the first day of each month; (ii) quarterly, on the first day of each January, April, July and October; and (iii) semi-annually, on the first day of each January and July. During any Subsequent Spread Period during which the Securities of the Second Series are in the Floating Rate Mode, the interest rate on the Securities of the Second Series will be reset either monthly, quarterly or semi-annually in the case of any Subsequent Spread Period, and the Securities of the Second Series will bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR (as defined below) for the applicable Interest Period (as defined below), plus the applicable Spread. Interest on the Securities of the Second Series will accrue from and including each Interest Payment Date to but excluding the next succeeding Interest Payment Date or maturity date, as the case may be. The first day of an Interest Period is referred to herein as an "Interest Reset Date."

          If any Interest Payment Date (other than at maturity), Redemption Date or Interest Reset Date in the Floating Rate Mode would otherwise be a day that is not a Business Day, such Interest Payment Date, Redemption Date or Interest Reset Date will be postponed to the next succeeding day that is a Business Day.

          LIBOR applicable for an Interest Period will be determined by the Rate Agent (as defined below) as of the second London Business Day (as defined below) preceding each Interest Reset Date (the "LIBOR Determination Date") in accordance with the following provisions:

                   (i) LIBOR will be determined on the basis of the offered rate for deposits in U.S. Dollars of the applicable Index Maturity commencing on the second London Business Day immediately following such LIBOR Determination Date, which appears on Telerate Page 3750 (as defined below) as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits). If no such offered rate appears on Telerate Page 3750, LIBOR for such LIBOR Determination Date will be determined in accordance with the provisions of paragraph (ii) below. The term "London Business Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

                   (ii) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, the Rate Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Rate Agent (after consultation with the Company) to provide the Rate Agent with a quotation of the rate at which deposits in U.S. Dollars of the applicable Index Maturity commencing on the second London Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Rate Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in The City of New York selected by the Rate Agent (after consultation with the Company) for loans in U.S. Dollars to leading European banks, of the applicable Index Maturity commencing on the second London Business Day immediately following such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Rate Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Determination Date will be LIBOR determined with respect to the immediately preceding LIBOR Determination Date.

                   The Index Maturity applicable to Securities of the Second
             Series in the Floating Rate Mode will be, in the case of Securities of the Second Series paying (i) monthly, one month; (ii) quarterly, three months; and (iii) semi-annually, six months.

             (B) FIXED RATE MODE:

             If the Securities of the Second Series are, or are to be, in Fixed Rate Mode, then the following shall apply:

                   If the Securities of the Second Series are to be reset to the
             Fixed Rate Mode, as agreed to by the Company and the Remarketing Agent on a Duration/Mode Determination Date, then the applicable Fixed Rate for the corresponding Subsequent Spread Period will be determined on the Business Day following the Fixed Rate Spread Determination Date (the "Fixed Rate Determination Date"), in accordance with the following provisions: the Fixed Rate will be a per annum rate and will be determined by 2:00 p.m. New York City time on such Fixed Rate Determination Date by adding the applicable Spread (as agreed to by the Company and the Remarketing Agent on the preceding Fixed Rate Spread Determination Date) to the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security, selected by the Rate Agent or its agent after consultation with the Remarketing Agent, as having a maturity comparable to the duration selected for the following Subsequent Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Subsequent Spread Period.

                   Interest in the Fixed Rate Mode will be computed on the basis of a 360-day year of twelve 30-day months. Such interest will be payable semi-annually in arrears on the Interest Payment Dates (January 1 and July 1, unless otherwise specified by the Company and the Remarketing Agent on the applicable Duration/Mode Determination Date) at the applicable Fixed Rate, as determined by the Company and the Remarketing Agent on the Fixed Rate Determination Date, beginning on the Commencement Date and for the duration of the relevant Subsequent Spread Period. Interest on the Securities of the Second Series will accrue from and including each Interest Payment Date to but excluding the next succeeding Interest Payment Date or maturity date, as the case may be.

                   If any Interest Payment Date or any Redemption Date in the
             Fixed Rate Mode falls on a day that is not a Business Day, (in either case, other than any Interest Payment Date or Redemption Date that falls on a date that would have been a Commencement Date but for the postponement of such Commencement Date to the next Business Day, in which case such date will be postponed to the next day that is a Business Day), the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such dates.

             (C) ADDITIONAL TERMS OF THE SECURITIES OF THE SECOND SERIES:

             The following shall apply to Securities of the Second Series in Floating Rate Mode or Fixed Rate Mode:

                   "Subsequent Spread Period" shall mean a period of at least approximately six months and not extending beyond the Maturity Date, designated by the Company; provided that the first Subsequent Spread Period may be a period of approximately three months or the sum of three months plus any integral multiple of six months ending on or before the maturity date. Each Subsequent Spread Period shall commence on January 1 or July 1 (or as otherwise specified by the Company and the Remarketing Agent on the applicable Duration/Mode Determination Date in connection with the establishment of each Subsequent Spread Period), as applicable, and shall end on the calendar day immediately preceding the next Subsequent Spread Period or January 1, 2008.

                   "Commencement Date" shall mean the first day of a Subsequent
             Spread Period.

                   "Interest Period" shall mean for any Subsequent Spread
             Period, the period from and including the most recent Interest Payment Date on which interest has been paid to but excluding the next Interest Payment Date.

                   The term "Remarketing Agent" means the nationally recognized broker-dealer selected by the Company to act as Remarketing Agent.

                   The term "Rate Agent" means the entity selected by the
             Company as its agent to determine (i) LIBOR and the interest rate on the Securities of the Second Series for any Interest Period and/or (ii) the yield to maturity on the applicable United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate.

                   "Tender Date" shall mean the date immediately following the end of the Initial Spread Period or a Subsequent Spread Period.

                   If any Commencement Date or Tender Date would otherwise be a day that is not a Business Day, such Commencement Date or Tender Date will be postponed to the next succeeding day that is a Business Day.

                   The Spread that will be applicable during each Subsequent
             Spread Period will be the percentage (a) recommended by the Remarketing Agent pursuant to the Remarketing Agreement between the Company and the Remarketing Agent, as the same may be amended or supplemented, (the "Remarketing Agreement") and (b) agreed to by the Company. The interest rate mode during each Subsequent Spread Period shall be either the Floating Rate Mode or the Fixed Rate Mode, as determined by the Company and the Remarketing Agent.

                   If the Maturity Date for the Securities of the Second Series
             falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such dates.

                   Unless notice of redemption of the Securities of the Second
             Series as a whole has been given, the duration, redemption dates, redemption type (i.e., par, premium or make-whole, including in the case of make-whole, Reinvestment Spread), redemption prices (if applicable), Commencement Date, Interest Payment Dates and interest rate mode (i.e., Fixed Rate Mode or Floating Rate Mode) (and any other relevant terms) for each Subsequent Spread Period will be established by 3:00 p.m., New York City time, on the tenth Business Day prior to the Commencement Date of each Subsequent Spread Period (the "Duration/Mode Determination Date").

                   In addition, the Spread for each Subsequent Spread Period
             will be established by 3:00 p.m., New York City time, on the eighth Business Day prior to the Commencement Date of such Subsequent Spread Period for which Securities of the Second Series will be in the Floating Rate Mode (the "Floating Rate Spread Determination Date") or by 12:00 p.m. New York City time on the third Business Day prior to the Commencement Date of such Subsequent Spread Period for which Securities of the Second Series will be in the Fixed Rate Mode (the "Fixed Rate Spread Determination Date").

                   So long as all of the Securities of the Second Series are
             held by The Depositary Trust Company ("DTC") in global form, the Company will request not later than seven nor more than 15 calendar days prior to any Duration/Mode Determination Date, that DTC notify its Participants of such Duration/Mode Determination Date and of the procedures that must be followed if any beneficial owner of a Security of the Second Series wishes to tender such owner's interest in such Security of the Second Series. In the event that DTC or its nominee is no longer the holder of record of the Securities of the Second Series, the Company will notify the registered holders of the Securities of the Second Series of such information within such period of time. This will be the only notice given by the Company or the Remarketing Agent with respect to such Duration/Mode Determination Date and procedures for tendering Securities of the Second Series or beneficial interests therein.

                   The term "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are required or authorized to close and, in the case of Securities of the Second Series in the Floating Rate Mode, that is also a London Business Day.

                   In the event that the Company and the Remarketing Agent do not agree on the Spread for any Subsequent Spread Period, then the Company is required unconditionally to repurchase and retire all of the Securities of the Second Series on the Tender Date at a price equal to 100% of the principal amount thereof, together with accrued interest to the Tender Date.

                   All percentages resulting from any calculation of any
             interest rate for the Securities of the Second Series will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

                   The beneficial owners of the Securities of the Second Series are entitled to tender their beneficial interests in the Securities of the Second Series on any Tender Date as provided in the Remarketing Agreement as in effect on January 30, 1998. In the event that the Remarketing Agent is unable to remarket some or all of the tendered beneficial interests in the Securities of the Second Series and chooses not to purchase such tendered beneficial interests as provided in the Remarketing Agreement, the Company shall be obligated unconditionally to purchase and retire on the applicable Tender Date the remaining unsold tendered beneficial interests in the Securities of the Second Series at a price equal to 100% of the principal amount, plus accrued interest, to the applicable Tender Date.

             REDEMPTION PROVISIONS

                   The Securities of the Second Series may not be redeemed prior to April 1, 1998. On that date, on each Commencement Date and on those Interest Payment Dates specified as redemption dates by the Company on the Duration/Mode Determination Date in connection with any Subsequent Spread Period, the Securities of the Second Series may be redeemed, at the option of the Company, in whole or in part, upon notice thereof given at any time during the 30-calendar-day period ending on the tenth Business Day prior to the Redemption Date (provided that notice of any partial redemption must be given at least 15 calendar days prior to the Redemption Date), in accordance with the redemption type selected on the Duration/Mode Determination Date. In the event that less than all of the outstanding Securities of the Second Series are to be redeemed, the Securities of the Second Series to be redeemed shall be selected by such method as the Trustee shall deem fair and appropriate. So long as the Securities of the Second Series are held by DTC in global form, the Company will give notice to DTC, whose nominee is the record holder of all of the Securities of the Second Series, and DTC will determine the principal amount to be redeemed from the account of each Participant. This will be the only notice given by the Company or the Remarketing Agent with respect to redemption of the Securities of the Second Series. A Participant may determine to redeem from some beneficial owners (which may include a Participant holding Securities of the Second Series for its own account) without redeeming from the accounts of other beneficial owners.

                   The redemption type to be chosen by the Company and the
             Remarketing Agent on the Duration/Mode Determination Date may be one of the following as defined herein: (i) Par Redemption; (ii) Premium Redemption; or (iii) Make-Whole Redemption. "Par Redemption" means redemption at a Redemption Price equal to 100% of the principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date. "Premium Redemption" means redemption at a Redemption Price greater than 100% of the principal amount thereof, plus accrued interest thereon, if any, to the Redemption Date, as determined on the Duration/Mode Determination Date. "Make-Whole Redemption" means redemption at a Redemption Price, plus accrued interest thereon, if any, to the Redemption Date, equal to the Make-Whole Amount (as defined below), if any, with respect to such Securities of the Second Series. Unless otherwise specified by the Company on any Duration/Mode Determination Date, the redemption type will be a Par Redemption.

                   "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security of the Second Series, an amount equal to the greater of (i) 100% of the principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the Redemption Date to the end of the applicable Subsequent Spread Period, computed by discounting such payments, in each case, to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus the Reinvestment Spread, plus accrued interest on the principal amount thereof, if any, to the Redemption Date.

                   "Treasury Yield" means, with respect to any Redemption Date applicable to the Securities of the Second Series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

                   "Comparable Treasury Issue" means, with respect to the
             Securities of the Second Series, the United States Treasury security selected by the Remarketing Agent as having a maturity comparable to the remaining term of the Securities of the Second Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of the Second Series.

                   "Comparable Treasury Price" means, with respect to any
             Redemption Date applicable to the Securities of the Second Series,
             (i) the average of the applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such applicable Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for the Securities of the Second Series, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities of the Second Series (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                   "Reference Treasury Dealer" means, with respect to the
             Securities of the Second Series offered hereby, at least four primary U.S. Government securities dealers in New York City as the Company or the Trustee shall select, which may include the Remarketing Agent or an affiliate thereof.

                   "Reinvestment Spread" means, with respect to the Securities of the Second Series, a number, expressed as a number of basis points or as a percentage, selected by the Company and agreed to by the Remarketing Agent on the Duration/Mode Determination Date.

                   The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer's Certificate described above.

                   If an Event of Default with respect to Securities of this
             series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                   The Indenture permits, with certain exceptions as therein
             provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain restrictive provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                   As provided in and subject to the provisions of the
             Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                   No reference herein to the Indenture and no provision of this
             Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                   The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Trustee and any agent of the Company or the
             Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                   All terms used in this Security which are defined in the
             Indenture shall have the meanings assigned to them in the Indenture.

                                    LEGEND

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company (55 Water Street, New York, New York) or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners. Any such exchange shall be made upon receipt by the Trustee of a Company Order therefor and certificated Securities of this series shall be registered in such names and in such denominations as shall be certified to the Company and the Trustee by the Depositary.